UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 21, 2006
ESB Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19345	25-1659846

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Lawrence Avenue, Ellwood City, Pennsylvania	16117

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (724) 758-5584

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On November 21, 2006, the Boards of Directors of ESB Financial Corporation (the “Company”) and ESB Bank (the “Bank”) approved the amendment and restatement of the following agreements and benefit plans:
•	the Company’s and the Bank’s employment agreements entered into with Charlotte A. Zuschlag, Chairman of the Board, President and Chief Executive Officer of the Company and the Bank;

•	the change in control severance agreements entered into among the Company, the Bank and each of the following Group Senior Vice Presidents of the Company: Charles P. Evanoski, Frank D. Martz, Todd F. Palkovich and Thomas F. Angotti;

•	the change in control severance agreements entered into among the Company, the Bank and certain Senior Vice Presidents of the Company and the Bank;

•	the Supplemental Executive Retirement Plan of the Company and the Bank;

•	the Director Retirement Agreements entered into between the Company, the Bank and each director of the Company;

•	the Director Retirement Agreements entered into between the Bank and each director of the Bank;

•	the Corporation’s 1997 Stock Option Plan, 2001 Stock Option Plan and 2005 Stock Incentive Plan (the “Option Plans”); and

•	the Workingmens Bank Restricted Stock Plan, the Troy Hill Bancorp, Inc. Recognition and Retention Plan for Officers and the Troy Hill Bancorp, Inc. Recognition and Retention Plan for Directors (the “Recognition Plans”).
     The above agreements and benefit plans were primarily amended and restated in order to comply with new Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), including the proposed regulations issued by the Internal Revenue Service (the “IRS”). Section 409A of the Code governs the deferral of compensation where the director, officer or employee has a legally binding right to compensation that is payable in a future year. Section 409A imposes new requirements with respect to deferral elections, payment events and payment elections.
     As part of the revisions to comply with Section 409A of the Code, the Company and the Bank provided for cash severance payments to be paid in a lump sum in order to utilize an exemption from Section 409A. In addition, for vested benefits to be paid upon a separation from service, the Company and the Bank imposed a mandatory six-month delay on such payments to

“specified employees” (as defined in Section 409A of the Code). A specified employee is generally any employee whose annual compensation exceeds a specified dollar amount ($140,000 for 2006), which amount adjusts annually. Furthermore, various defined terms, including the definitions of change in control and disability, were revised to be consistent with Section 409A of the Code.
     In addition, the Company and the Bank made additional changes, including the following:
•	the Option Plans were revised to provide that optionees may not defer the recognition of option income; and

•	the Recognition Plans were revised to provide that no deferral elections are permitted under the plans.
     For additional information, reference is made to the amended agreements and plans included as Exhibits 10.1 through 10.13 hereto, which are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (a) Not applicable.
     (b) Not applicable.
     (c) The following exhibits are included with this Report:

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between ESB Financial Corporation and Charlotte A. Zuschlag, dated as of November 21, 2006

10.2	Amended and Restated Employment Agreement between ESB Bank and Charlotte A. Zuschlag, dated as of November 21, 2006

10.3	Form of Amended and Restated Change in Control Agreement among ESB Financial Corporation, ESB Bank and each of the following Group Senior Vice Presidents of ESB Financial Corporation:
Charles P. Evanoski, Frank D. Martz, Todd F. Palkovich and Thomas F. Angotti

Exhibit No.	Description
10.4	Form of Amended and Restated Change in Control Agreement among ESB Financial Corporation, ESB Bank and certain Senior Vice Presidents of ESB Financial Corporation and ESB Bank

10.5	Amended and Restated Supplemental Executive Retirement Plan of ESB Financial Corporation and ESB Bank

10.6	Form of Amended and Restated Director Retirement Agreement entered into between ESB Financial Corporation, ESB Bank and each director of ESB Financial Corporation

10.7	Form of Amended and Restated Director Retirement Agreement entered into between ESB Bank and each director of ESB Bank

10.8	PennFirst Bancorp, Inc. Amended and Restated 1997 Stock Option Plan

10.9	ESB Financial Corporation Amended and Restated 2001 Stock Option Plan

10.10	ESB Financial Corporation Amended and Restated 2005 Stock Incentive Plan

10.11	Amended and Restated Workingmens Bank Restricted Stock Plan and Trust Agreement

10.12	Amended and Restated Troy Hill Bancorp, Inc. Recognition and Retention Plan for Officers and Trust Agreement

10.13	Amended and Restated Troy Hill Bancorp, Inc. Recognition and Retention Plan for Directors and Trust Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ESB FINANCIAL CORPORATION
By:	/s/ Charlotte A. Zuschlag
	Name:	Charlotte A. Zuschlag
	Title:	President and Chief Executive Officer

Date: November 22, 2006

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